EXHIBIT 5.1

                           WEIL, GOTSHAL & MANGES LLP
                            700 Louisiana, Suite 1600
                              Houston, Texas 77002
                                 (713) 546-5000


                                December 29, 2000


Samuels Jewelers, Inc.
2914 Montopolis Drive, Suite 200
Austin, Texas 78741

Gentlemen:

                     We have acted as counsel to Samuels Jewelers, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of the Company's Registration Statement on Form S-2 (the "Registration Statement"), filed with the Securities and Exchange Commission as of the date hereof, with respect to the offering of 2,630,940 shares of common stock, par value $.001 per share, of the Company (the "Shares"). All of the Shares are being registered on behalf of certain stockholders of the Company (the "Selling Stockholders").

                     In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) such other corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and we have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth, and (iii) the prospectus of the Company dated the date hereof (the "Prospectus").

                     In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company. As used herein, "to our knowledge" means the conscious awareness of facts or other information by any lawyer in our firm actively involved in drafting the Registration Statement and the transactions contemplated thereby.

                     Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the Shares have been duly authorized, and are validly issued, fully paid and nonassessable.

                     We hereby consent to the use of this letter as an exhibit to the Registration Statement and to any and all references to our firm in the Prospectus which is a part of the Registration Statement.



                                          Very truly yours,

                                          /s/ Weil, Gotshal & Manges LLP






















                                       2